CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 505 and Amendment No. 508 to the Registration Statement on Form N-1A of EA Series Trust with respect to Cloverpoint Core Alpha US ETF, Cloverpoint Core Alpha International ETF, Cloverpoint Core Alpha Global ETF and Cloverpoint Core Alpha Power Evolution ETF, each a series of shares of EA Series Trust, under the heading “Other Service Providers” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

                             /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
June 13, 2025